Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Community Bancorp Amends Fourth Quarter 2008 and First Quarter 2009 Financial Data

LAS VEGAS – August 3, 2009 – Community Bancorp (NASDAQ: CBON), the holding company for Community Bank of Nevada and Community Bank of Arizona, today announced that Community Bank of Nevada filed amended Reports of Condition and Income (“Call Reports”) with the Federal Deposit Insurance Corporation for the fourth quarter of 2008 and first quarter of 2009. The second quarter 2009 reports were also filed.

At the request of our primary regulator Community Bank of Nevada increased its allowance for loan losses at March 31, 2009 by $60.0 million. In analyzing this request we determined it was appropriate to recognize $37.0 million of this increase at December 31, 2008 and $23.0 million at March 31, 2009, and have filed amended Call Reports accordingly. “We are now in the process of preparing the Company’s form 10-K for 2008 and the form 10-Q for the first and second quarters of 2009” stated Patrick Hartman, Chief Financial Officer, Community Bancorp.

In order to assist in the implementation of its capital restoration plans, the Board of Directors has employed the investment banking firm of Sandler O’Neill & Partners LP, to seek all strategic alternatives to enhance the stability of the Company including a capital investment or sale. The investment banking firm of Rodman & Renshaw, LLC has also been employed to assist in the capital raising efforts. There can be no assurance that the Company will succeed in this endeavor. In addition, any transaction will result in a substantial dilution of our current shareholders.

As previously announced, Community Bank of Nevada entered into a written agreement with the Federal Reserve Board and the State of Nevada Financial Institutions Division to provide the agencies with plans, policies and procedures to strengthen board of director oversight, credit risk management, loan review, asset quality, allowance for loan and lease losses, capital planning, strategic planning and budgeting, liquidity management, and regulatory reporting. “We are pleased to report that with the assistance of nationally recognized consultants we submitted all required plans and updated policies and procedures to the appropriate agencies within the prescribed time.” stated Patrick Hartman.

Based upon its amended Call Report and restated capital position at March 31, 2009, the Bank is no longer adequately capitalized as defined by the Prompt Corrective Action statute and implementing regulations. Accordingly, the Bank is subject to certain mandatory statutory and regulatory requirements under the Prompt Corrective Action statute. In that regard, the Bank was required to submit a capital restoration plan to the Federal Reserve Bank of San Francisco by July 27, 2009. The capital restoration plan which was timely submitted and addressed, among other things, the steps the Bank is taking to become adequately capitalized; when the Bank projects that it will return to a regulatory capital position at or above the adequately capitalized threshold; the levels of capital to be attained during each year in which the plan will be in effect; how the Bank will comply with applicable restrictions and requirements associated with its capital status; and the types and levels of activities in which the Bank will engage. By statute, the Federal Reserve is not permitted to approve the Bank’s capital restoration plan unless the Company submits a written guarantee that the Bank will comply with the terms of the plan until the Bank has been adequately capitalized on average during each of four consecutive calendar quarters. As part of the guarantee, the Company is required to provide appropriate assurances of the Bank’s performance and must also provide assurances that the Company will fulfill any commitments to raise capital made in the capital restoration plan. Such a guarantee would have a priority over most of the other creditors of the holding company in bankruptcy, including the holders of the Company’s trust preferred securities and equity securities. With the approval of the Company’s Board of Directors, the Company provided the required written guarantee in conjunction with the Bank’s capital restoration plan. These restrictions and requirements relate to being less than adequately capitalized and are in addition to the provisions and restrictions of the previously disclosed Written Agreement.

“The strategic plan and capital plan submitted to the regulators as part of the response to the Written Agreement define a process that would satisfy the capital requirements under the various agreements stated herein. The directors, management and employees are committed to working through these challenges and moving forward. While the continuing deterioration of the economy remains the primary challenge for the banking industry, we believe firmly in our markets. They have been strong in the past and will be so in the future. Community Bank of Nevada played a significant role in the growth of these markets and we will do so in the future.” stated Lawrence Scott, President and Chief Executive Officer

About Community Bancorp

Community Bancorp is a bank holding company headquartered in Las Vegas, Nevada, with two operating bank subsidiaries: 1) Community Bank of Nevada, and 2) Community Bank of Arizona. Community Bank of Nevada is a Nevada state chartered bank providing a full range of commercial and consumer bank products through thirteen branches located in the greater Las Vegas area. Community Bank of Arizona, an Arizona state chartered bank, operates through four full-service branches in the greater Phoenix area. We provide commercial banking services, including real estate, construction, commercial loans and SBA loans, to small and medium-sized businesses.

For more information about Community Bancorp, visit our website at www.community-bancorp.com. Member FDIC, Equal Housing Lender, SBA Preferred Lender.

Forward-Looking Statements

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to the following: the current economic downturn and related financial crisis in the United States and abroad, and the response by government and bank regulators thereto, the recent fluctuations in the U.S. capital and credit markets, loan production, balance sheet management, the economic condition of the markets in Las Vegas, Nevada, or Phoenix, Arizona and their deteriorating real estate sectors, net interest margin, loan quality, the ability to control costs and expenses, interest rate changes and financial policies of the United States government, our ability to manage systemic risks and control operating risks, and general economic conditions.

When used in this document, the words or phrases such as “will likely result in,” “management expects that,” “will continue,” “is anticipated,” “estimate,” “projected,” or similar expressions are intended to identify “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: general economic and business conditions in those areas in which we operate, demographic changes, competition, fluctuations in interest rates, changes in business strategy or development plans, changes in governmental regulation, credit quality, the availability of capital to fund the expansion of our business, economic, political and global changes arising from the war on terrorism, the conflict with Iraq and its aftermath, and other factors referenced in the Company’s December 31, 2007 Form 10-K, including in “Item 1A. Risk Factors.” Readers should not place undue reliance on the forward-looking statements, which reflect management’s view only as of the date hereof. Community Bancorp undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances. This statement is included for the express purpose of protecting Community Bancorp under the PSLRA’s safe harbor provisions. When relying on forward-looking statements to make decisions with respect to our Company, investors and others are cautioned to consider these and other risks and uncertainties.

Contacts:

Steven D. Stern
Stern and Company
702.240.9533